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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               September 23, 2005
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                Date of Report (Date of earliest event reported)


                                  Salton, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-19557                 36-3777824
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(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)          Identification No.)


                1955 W. Field Court, Lake Forest, Illinois 60045
              -----------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


                                 (847) 803-4600
                            ------------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 23, 2005, we entered into a fourth amendment to our senior secured credit facility with Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the senior lenders, and Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, arranger and book runner.

         The fourth amendment, among other things: (1) provides for mandatory prepayments of the $100 million senior term loan from the proceeds of our recent sale of certain tabletop assets and our pending sale of our 52.6% ownership interest in AMAP; (2) provides for additional senior term loans to be borrowed by us prior to October 4, 2005 so that, after such borrowings, the sum of the original senior term loan plus the additional senior term loans will equal $100 million; (3) revises the fixed charge coverage ratio and minimum EBITDA covenants and deletes the foreign leverage ratio; and (4) revises the interest rate thereunder.

         The fourth amendment requires us to: (1) use the first approximately $24.9 million of our borrowings under the additional senior term loans to prepay the outstanding amount of the revolving line of credit under the senior secured credit facility; and (2) place $50.0 million of such borrowings into an interest-bearing cash collateral account. We may use the remaining proceeds of the additional senior term loans for general corporate purposes.

         Subject to certain terms and conditions, including the absence of any default or event of default, we may use the $50.0 million cash collateral account to purchase, prepay or redeem the outstanding senior subordinated notes due 2005. To the extent that we issue second lien notes and/or equity in exchange for senior subordinated notes due 2005 prior to maturity of such notes, we are permitted to obtain funds from the cash collateral account in an amount equal to the reduction of the principal amount of such notes affected by such exchange.

         A copy of the fourth amendment to our senior secured credit facility dated as of September 22, 2005 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

         On September 23, 2005, we entered into a waiver and consent to our senior secured credit facility with our senior lenders. The waiver, among other things, permits the sale of our 52.6% ownership interest in AMAP.

         A copy of the waiver and consent dated as of September 22, 2005 is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

         Under the terms of the Company's second lien credit agreement with The Bank of New York, the waivers and amendments to covenants and events of default contained in the fourth amendment and waiver and consent referred above are deemed to be waivers and amendments to the parallel covenants and events of default contained in the second lien credit agreement.




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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

      (c)    Exhibits

             99.1 Fourth Amendment to, and Waiver Under, Amended and Restated Credit Agreement dated as of September 22, 2005 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.

             99.2 Waiver and Consent under Amended and Restated Credit Agreement dated as of September 22, 2005 by and among the financial institutions on the signature pages thereof (the "Lenders"), Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.


                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2005

                                          SALTON, INC.


                                          /s/ WILLIAM B. RUE
                                          ----------------------------------
                                          William B. Rue
                                          President and Chief Operating Officer
                                          and Director



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                                  EXHIBIT INDEX




     EXHIBIT
       NO.                             DESCRIPTION
     -------                           -----------

      99.1 Fourth Amendment to, and Waiver Under, Amended and Restated Credit Agreement dated as of September 22, 2005 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.

      99.2 Waiver and Consent under Amended and Restated Credit Agreement dated as of September 22, 2005 by and among the financial institutions on the signature pages thereof (the "Lenders"), Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.




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